UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S.
Incorporation or Organization)	Employer NO.)

23975 Park Sorrento, Suite 250, Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197

(Issuer’s telephone/facsimile numbers, including area code)

Item 8.01 Other Events

On July 8, 2019, NetSol Technologies, Inc. (the “Company”) announced the acquisition of the remaining 49% interest in Virtual Lease Services Holdings Limited, the holding company of Virtual Lease Services Limited by its wholly owned subsidiary NetSol Technologies Europe Limited (“NTE”) from Investec Asset Finance effective June 30, 2019. The transaction results in NTE holding 100% of the ownership in Virtual Lease Services Limited through the holding company. NTE initially acquired the 51% interest in 2011. NTE acquires the remaining 49% interest by paying $500,000 USD in two separate $250,000 cash installments over a six-month period. An additional earnout component of the agreement stipulates that a sum of no more than $230,000 may also be paid in cash within one year of the acquisition’s closing date subject to additional performance metrics being achieved. As this transaction is being undertaken by the Company’s wholly owned subsidiary, and given the consideration involved, this transaction is not considered material by the Company for purposes of reporting additional details in this 8-K.

This information is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	News Release dated July 8, 2019

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date:	July 8, 2019	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date:	July 8, 2019	/s/ Roger K. Almond
ROGER K. ALMOND
Chief Financial Officer